UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 13, 2023

Primerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Primerica Parkway

Duluth, Georgia 30099

(Address of Principal Executive Offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter ).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 14, 2023, the Board of Directors (the “Board”) of Primerica, Inc. (the “Company”) appointed Tracy Tan, age 52, as the Company’s Executive Vice President, Finance, reporting to the Company’s Chief Executive Officer, beginning on October 16, 2023. She will serve as an executive officer and will be appointed as the Company’s Chief Financial Officer as of the date that the Company’s existing Chief Financial Officer relinquishes that title, which shall occur no later than April 1, 2024.

Biographical Information

Ms. Tan has served as Chief Financial Officer of Strategic Link Consulting (“SLC”), a fintech enterprise offering turnkey solutions, lending platform and risk management services, since November 2018. At SLC, she is responsible for overseeing economic and business strategy, financial management, planning and analysis, controllership, treasury, investor relations, tax, audits and capital markets for all lines of business. During portions of her tenure, she also headed SLC’s Strategy and Human Resources functions. From December 2015 to January 2018, Ms. Tan was Senior Vice President and Chief Financial Officer of Assurant Global Housing, a subsidiary of Assurant, Inc, an insurance and financial services company. From October 2013 to December 2015, Ms. Tan served as Vice President of Finance and Divisional CFO of Novelis North America, a division of Novelis. From September 2005 to September 2013, she served as Vice President of Finance and Divisional CFO of the Electrical and Industrial Divisions of Southwire Company. She began her career at General Electric Company (“GE”) in 1996, where she held various roles with increasing responsibilities across four industries through 2005 including her last role, from July 2003 to August 2005, as Vice President and Chief Financial Officer for GE Intelligent Platform Embedded Systems. Ms. Tan holds a B.A. degree in English Language Arts from Xi’an International Studies University, China and an M.B.A. degree from Bowling Green State University. Ms. Tan is an alumna of GE’s Experienced Financial Leadership Program and Financial Management Program.

Employment Agreement

On September 13, 2023, the Company entered into an Employment Agreement (the “Agreement”) with Ms. Tan (the “Executive”) effective as of October 16, 2023. The Agreement terminates on January 5, 2027 and is then subject to automatic annual renewal unless previously terminated. The Agreement provides for an annual base salary of at least $500,000, subject to annual review by the Compensation Committee of the Board (the “Compensation Committee”) pursuant to its normal performance review policies for senior executives. The Executive will be eligible to receive an annual cash bonus based upon performance thresholds and targets that shall be established in good faith by the Compensation Committee. For fiscal 2023 and fiscal 2024, the Executive’s target cash bonus shall be $500,000, with a minimum payment for fiscal 2023 equal to $500,000. Beginning with fiscal 2024, the Executive shall be eligible to receive an annual grant of equity compensation awards under the Company’s long-term incentive compensation arrangements that are in effect from time to time, with such grants made in the good faith discretion of the Compensation Committee. The Executive’s long-term equity award to be granted in February 2024 will have a grant value equal to $1,000,000, will consist of 50% in restricted stock units and 50% in performance stock units and will have the same terms and conditions as the awards that are granted to the Company’s other executive officers. In addition, the Executive will receive a special grant on October 16, 2023 of $250,000 in restricted stock units that will vest in three equal installments on March 1, 2024, March 1, 2025 and March 1, 2026.

In the event of (i) termination by the Executive with Good Reason (as defined in the Agreement) or (ii) termination by the Company for any reason other than Cause (as defined in the Agreement), death or Disability (as defined in the Agreement), then in any such case the Executive shall be entitled to (A) a lump sum cash payment equal to one time (1x) Executive’s annual base salary plus target bonus or (B) if such termination occurs within the six month period prior to or the two-year period following a Change of

Control (as defined in the Agreement), a lump sum cash payment equal to one and one-half times (1.5x) Executive’s annual base salary plus target bonus. In the event of (i) termination of the Executive due to death, Disability or retirement, any unvested equity awards held by the Executive shall vest pursuant to the Company’s 2020 Omnibus Incentive Plan or any successor plan and the equity award agreements pursuant to which such awards were granted, or (ii) termination by the Company other than for Cause, or termination by the Executive for Good Reason, then any unvested equity awards held by the Executive shall vest.

The Agreement contains certain restrictive covenants relating to (i) non-competition and non-solicitation during a restricted period equal to 18 months following the Executive’s termination of employment with the Company and (ii) non-disclosure during a period equal to two (2) years following the Executive’s termination of employment with the Company.

General

There are no arrangements or understandings between the Executive and any other person pursuant to which she has been selected for her role. The Executives is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and the form of Restricted Stock Unit Award Agreement, which is filed herewith as Exhibit 10.2, both of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 14, 2023, the Company issued a press release announcing Ms. Tan’s appointment as described in Item 5.02 of this Form 8-K. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of September 13, 2023, between the Company and Tracy Tan, effective as of October 16, 2023

10.2	Form of Restricted Stock Unit Award Agreement, dated as of October 16, 2023, between the Company and Tracy Tan

99.1	Press Release dated September 14, 2023 – Primerica Names Tracy Tan as Successor to Chief Financial Officer

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2023	PRIMERICA, INC.
/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President and Chief Governance Officer

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